UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 19, 2016

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8649	41-0580470
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8111 Lyndale Avenue South Bloomington, Minnesota (Address of principal executive offices)	55420 (Zip Code)

Registrant’s telephone number, including area code:                                       (952) 888-8801

                      Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2016, the Board of Directors (the “Board”) of The Toro Company (“Toro”) elected Richard M. Olson as President and Chief Executive Officer, effective November 1, 2016.  Current Chairman and Chief Executive Officer, Michael J. Hoffman, will remain an elected officer and employee of Toro in the role of Chairman of the Board of Toro, also effective November 1, 2016.  Mr. Hoffman has been Toro’s Chief Executive Officer since March 2005 and Chairman of the Board since March 2006.

Mr. Olson has served Toro in various roles throughout his 30-year tenure, most recently as President and Chief Operating Officer, a position he has held since September 2015.  He joined Toro in 1986 and spent his first 14 years in increasing leadership roles in operations, including as a Commercial Engineering Program Manager, Director of Plant Operations at Toro’s facility in Shakopee, Minnesota, and Managing Director of Northern Manufacturing Operations.  Since 2010, Mr. Olson has held a number of executive positions in Toro’s businesses, including as General Manager, Exmark division, from September 2010 to March 2012, Vice President, Exmark division, from March 2012 to March 2013, Vice President, International Business from March 2013 to June 2014, and Group Vice President, International Business, Micro-Irrigation Business and Distributor Development from June 2014 to September 2015.  Mr. Olson has served as a member of Toro’s Board since January 19, 2016.  Mr. Olson is 52 years old.

Effective November 1, 2016, in connection with Mr. Olson’s promotion to President and Chief Executive Officer and pursuant to the terms of Toro’s offer letter to Mr. Olson (the “Olson Offer Letter”), the Board, upon recommendation of the Compensation & Human Resources Committee of the Board (the “Committee”), (i) increased Mr. Olson’s annual base salary from $500,000 to $775,000 and (ii) set Mr. Olson’s fiscal 2017 annual cash incentive payout target percentage at 100% of his base salary, with such payout to be based on corporate performance measures and weightings that will be determined by the Committee at its meeting expected to be held in December 2016.  Any other compensation for Mr. Olson, including the grant of any equity awards, will be determined by the Committee at its meeting expected to be held in December 2016.  Effective November 1, 2016, Mr. Olson will be eligible for the perquisites available to the Chief Executive Officer as provided under and subject to the applicable executive perquisites policy as generally described in Toro’s Schedule 14A, Definitive Proxy Statement for its 2016 Annual Meeting of Shareholders under the heading “Executive Compensation” that was filed with the Securities and Exchange Commission on February 2, 2016 (the “Proxy Statement”).

There are no other arrangements or understandings between Mr. Olson and any other person pursuant to which Mr. Olson was selected as the President and Chief Executive Officer of Toro. As of the time of the filing of this report, Toro has not entered into any other material plan, contract or arrangement to which Mr. Olson is a party or in which he participates, or any material amendment, in connection with the election described above.  There have been no transactions since the beginning of Toro’s last fiscal year, or are currently proposed, regarding Mr. Olson that are required to be disclosed by Item 404(a) of Regulation S-K and Mr. Olson does not have any “family relationships,” as that term is defined in Item 401(d) of Regulation S-K, with any other executive officer or any director of Toro.

Effective November 1, 2016, in connection with Mr. Hoffman’s election as Toro’s Chairman of the Board  and pursuant to the terms of Toro’s offer letter to Mr. Hoffman (the “Hoffman Offer Letter”), the Board, upon recommendation of the Committee, (i) set Mr. Hoffman’s annual base salary at $680,000 and (ii) set Mr. Hoffman’s fiscal 2017 annual cash incentive payout target percentage at 125% of his base salary, with such payout to be based on corporate performance measures and weightings that will be determined by the Committee at its meeting expected to be held in December 2016.  Any other compensation for Mr. Hoffman, including the grant of any equity awards, will be determined by the Committee at its meeting expected to be held in December 2016. Effective November 1, 2016, Mr. Hoffman will continue to be eligible for the perquisites that were available to him as Chief Executive Officer as provided under and subject to the applicable executive perquisites policy as generally described in the Proxy Statement.

The description of each of the Olson Offer Letter and Hoffman Offer Letter set forth above is qualified in its entirety by reference to the Olson Offer Letter and Hoffman Offer Letter, as applicable, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 19, 2016, the Board adopted and approved the Amended and Restated Bylaws of Toro (the “Amended and Restated Bylaws”).

A forum selection provision was added to Article I of the Amended and Restated Bylaws.  Pursuant to the forum selection provision, unless Toro consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware, or, or if such court does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:  (i) any derivative action or proceeding brought by or on behalf of Toro, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer, other employee, agent or affiliate of Toro to Toro or to Toro’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against Toro or any current or former director or officer or other employee of Toro arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Restated Certificate of Incorporation, as amended, or the Amended and Restated Bylaws, (iv) any action asserting a claim related to or involving Toro or any action asserting a claim against any current or former director or officer or other employee of Toro that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware.  Furthermore, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

The amendments incorporated in Article II of the Amended and Restated Bylaws update the orderly and efficient processes for stockholders seeking to propose business or nominate directors at an annual or special meeting of Toro’s stockholders, as applicable, and for the conduct of business at such meetings.  As part of the process, stockholders seeking to propose business or nominate directors at any meeting of Toro’s stockholders must provide information relevant to Toro’s and the stockholders’ evaluation of the proposed business or nomination as detailed in the Amended and Restated Bylaws.

The amendments incorporated in Article III of the Amended and Restated Bylaws update the requirements for the calling of regular and special meetings of the Board and its committees, as well as the procedures for the creation of committees of the Board.

The amendments incorporated in Article IV of the Amended and Restated Bylaws provide for changes to the required officers for Toro, as well as corresponding changes to duties and responsibilities of certain officers of Toro.

The description set forth above regarding the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of such Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Section 7—Regulation FD

Item 7.01         Regulation FD Disclosure.

Attached to this Current Report on Form 8-K as Exhibit 99.1 is a copy of the press release issued by Toro in connection with the announcement of the election of Mr. Olson as President and Chief Executive Officer and Mr. Hoffman as Chairman of the Board.

The information contained in this Item 7.01 and Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any filings made by Toro under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9—Financial Statements and Exhibits

Item 9.01.        Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of The Toro Company, dated as of July 19, 2016 (filed herewith).
10.1	Offer Letter dated July 19, 2016 between The Toro Company and Richard M. Olson (filed herewith).
10.2	Offer Letter dated July 19, 2016 between The Toro Company and Michael J. Hoffman (filed herewith).
99.1	Press Release dated July 19, 2016 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TORO COMPANY
(Registrant)

Date: July 19, 2016	By	/s/ Timothy P. Dordell
Timothy P. Dordell
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
3.1	Amended and Restated Bylaws of The Toro Company, dated as of July 19, 2016.	Filed herewith
10.1	Offer Letter dated July 19, 2016 between The Toro Company and Richard M. Olson.	Filed herewith
10.2	Offer Letter dated July 19, 2016 between The Toro Company and Michael J. Hoffman.	Filed herewith
99.1	Press Release dated July 19, 2016.	Furnished herewith